                                   UNITED STATES
                           SECURITIES EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM 10


                    GENERAL FORM FOR REGISTRATION OF SECURITIES

      PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934



                                  MEDIC MEDIA INC.
                                  ----------------
               (Exact name of registrant as specified in its charter)



         DELAWARE                                             133944580
---------------------------------                        ---------------------
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification No.)



 590 MADISON AVE. NEW YORK, NY                                  10022
---------------------------------------                     --------------
(Address of principal executive Offices)                      (Zip Code)



Registrant's telephone number, including area code          (212) 521-4497

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class            Name of each exchange on which
         to be so registered            each class is to be registered





Securities to be registered pursuant to Section 12(g) of the Act:


                                   (Title of class)


                                   (Title of class)

INDEX

ITEMS                                                                       PAGE

Item 1.       BUSINESS                                                        3

Item 2.       FINANCIAL INFORMATION                                           5

Item 3.       PROPERTIES                                                     11

Item 4.       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL                       11

Item 5.       DIRECTORS AND EXECUTIVE OFFICERS                               12

Item 6.       EXECUTIVE COMPENSATION                                         14

Item 7.       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                 15

Item 8.       LEGAL PROCEEDINGS                                              15

Item 9.       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS15


Item 10.      RECENT SALES OF UNREGISTERED SECURITIES                        16

Item 11.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED        16

Item 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS                      16

Item 13.      FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA                    16

Item 14.      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
               AND FINANCIAL DISCLOSURE                                      24

Item 15.      FINANCIAL STATEMENTS AND EXHIBITS                              24

              SIGNATURES

Item 1.   DESCRIPTION OF THE BUSINESS

HISTORY AND ORGANIZATION

MEDIC MEDIA INC. (the "Company") was organized on November 18th 1996 under the laws of the State of Delaware, having the stated purpose of engaging in any lawful act or activity for which corporations may be organized. The company was formed to take advantage of the changes in the health care industry to create a major international health and medical communications company. Through the use of the latest media technology (cable TV, Internet) The Company aims to improve the link between the medical profession and the broad consumer market. Recent developments have encouraged the officers of the company to go private, under a large US Publishing concern. As a result the Company is now being made available by the major shareholders for merger or acquisition. The company has not engaged in active trade or business throughout the period 1996 to 1998



MEDIC MEDIA INC.
(A Development Stage Company)

The present promoters of the Company acquired the majority of the shares in June 1997 and are, the President of the Company, B R Parker, and a major shareholder, namely Technology Finance Ltd. The company is currently inactive and the directors are now determined that the Company should become active in seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. The Company has began to consider and investigate potential business opportunities.

The Company is considered a development stage company and, its principal business purpose is to locate and consummate a merger or acquisition with a private entity. Because of the Company's current status having no assets and no recent operating history, in the event the Company does successfully acquire or merge with an operating business opportunity, it is likely that the Company's present shareholders will experience substantial dilution and there will be a probable change in control of the Company.

The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources, it may be difficult to find favorable opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

The Company has voluntarily filed a registration statement on Form 10 in order to make information concerning itself more readily available to the public. Management believes that being a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), could provide a prospective merger or acquisition candidate with additional information concerning the Company. In addition, management believes that this might make the Company more attractive to an operating business opportunity as a potential business combination candidate.

As a result of filing its registration statement, the Company is obligated to file with the Commission certain interim and periodic reports including an annual report counting audited financial statements. The Company intends to continue to voluntarily file these periodic reports under the Exchange Act even if its obligation to file such reports is suspended under applicable provisions of the Exchange Act. Any person reviewing this information is advised to refer to the Company's Form 10 for additional information.

Any target acquisition or merger candidate of the Company will become subject to the same reporting requirements as the Company upon consummation of any such business combination. Thus, in the event that the Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years or, in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate.

The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to acquire or merge with an operating business, business opportunity or property that will be of material value to the Company.

Management plans to investigate, research and, if justified, potentially acquire or merge with one or more businesses or business opportunities. The company currently has no commitment or arrangement, written or oral, to participate in any business opportunity and management cannot predict the nature of any potential business opportunity it may ultimately consider.

Management will have broad discretion in its search for and negotiations with any potential business or business opportunity.


                                   MEDIC MEDIA INC.

                            (A Development Stage Company)

Item 2.    FINANCIAL INFORMATION


                            REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Medic Media, Inc.

We have audited the accompanying balance sheet of Medic Media, Inc. as of April 30, 1998, and the related statements of income, cash flows and stockholders' equity, for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also incudes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medic Media, Inc. as of April 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has losses form operations and a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 3. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.


Peter J. Repetti
New York, New York
June 11, 1998

                                  MEDIC MEDIA, INC.
                                    BALANCE SHEET

                                                   April 30, 1998
                                                   --------------
ASSETS

Current Assets
 Cash                                                  $     0
 Other Current Assets                                        0
                                                       -------

     Total Current Assets                                    0
                                                       -------

Other Assets                                                 0
                                                       -------

Total Assets                                           $     0
                                                       -------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
 Accounts Payable                                      $     0
  Accrued Expenses                                      12,450
                                                       -------

     Total Current Liabilities                          12,450
                                                       -------

Other Liabilities                                            0
                                                       -------

     Total Liabilities                                       0
                                                       -------

Stockholders' Equity
 Common Stock, $.001 par value,
 Authorized S25,000.000 Shares;
 Issued and Outstanding 10,000,000
  Shares                                                10,000
Additional Paid in Capital                               9,000
Deficit Accumulated During the Development Stage       (31,450)
                                                       -------

     Total Stockholders' Equity                        (12,450)
                                                       -------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $     0
                                                       -------

The accompanying notes are an integral part of these financial statements

                                  MEDIC MEDIA, INC.
                                   INCOME STATEMENT
                           FOR THE YEAR ENDED APRIL 30,1998


                                            For the Year       From
                                               Ended        Inception to
                                           April 30, 1998  April 30, 1998
                                           --------------  --------------

TOTAL REVENUES:                              $        0     $        0
                                             ----------     ----------
OPERATING EXPENSES:
  Accounting                                      2,400          2,400
  Legal                                          10,000         10,000
  Filing Fee                                         50             50
  Other Start Up Costs                                0         31,450
                                                 12,450
    Other Income                                       0              0
                                             ----------     ----------

NET LOSS                                        (12,450)       (31,450)
                                             ----------     ----------

NET LOSS PER SHARE                            (0.001245)     (0.032817)
                                             ----------     ----------


WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                       10,000,000      9,958,333
                                             ----------     ----------

                                 MEDIC MEDIA, INC.
                              STATEMENT OF CASH FLOWS
                          FOR THE YEAR ENDED APRIL 30,1998


                                              For the Year           From
                                                 Ended           Inception to
                                             April 30, 1998     April 30, 1998
                                             --------------     --------------

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                      $  (12,450)         $  (31,450)
                                              ----------          ----------
Adjustments to Reconcile Net Loss to
 Net Cash Used in Operating Activities:
  Changes in Assets and Liabilities
   Increase in Accounts Payable and
    Accrued Expenses                              12,450              12,450
                                              ----------          ----------

     Total Adjustments                            12,450              12,450
                                              ----------          ----------

Net Cash Used in Operating Activities                  0             (19,000)
                                              ----------          ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from Insurance of common Stock                0             (19,000)
                                              ----------          ----------

Net Cash Provided by Financing Activities              0                   0

Net Change in Cash                                     0                   0

Cash at Beginning of Period                            0                   0

Cash at End of Period                         $        0          $        0
                                              ----------          ----------

Supplemental Disclosure of Cash Flow Information
------------------------------------------------
  Cash Paid During the Period for
   Interest Expense                           $        0          $        0
                                              ----------          ----------

   Corporate Taxes                            $        0          $        0
                                              ----------          ----------


The accompanying notes are an integral part of these financial statements.

                                 MEDIC MEDIA, INC.
                         STATEMENT OF SHAREHOLDERS' EQUITY
                         FOR THE YEAR ENDED APRIL 30, 1998


                                Common Stock Issued                                             Total
                              -----------------------       Additional       Accumulated     Shareholders'
                                Shares     Per Value      Paid in Capital      Deficit          Equity
                                ------     ---------      ---------------      -------          ------
Issuance of 9,000,000
  shares November 18, 1996     9,000.000    $ 9,000            $    0        $      0         $  9,000

Issuance of 1,000,000
  shares December 29, 1996     1,000,000      1,000             9,000               0           10,000

Net Loss for the Period from
  Inception April 30, 1997             0          0                 0          19,000                0

Balance May 1, 1997           10,000,000    $10,000            $9,000        $(19,000)        $      0

Net Loss for the Year Ended
  April 30, 1998                       0          0                 0         (12,450)         (12,450)
                              ----------    -------            ------        --------         --------

Balance April 30, 1998        10,000,000    $10,000            $9,000        $(31,450)        $(12,450)
                              ----------    -------            ------        --------         --------





      The accompanying notes are an integral part of these financial statements.

                                   MEDIC MEDIA,INC.
                            NOTES TO FINANCIAL STATEMENTS
                                    APRIL 30, 1998


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A. DESCRIPTION OF COMPANY: Medic Media, Inc. ("the Company") is a for-profit corporation incorporated under the laws of the State of Delaware on November 18, 1996. The Company has one wholly owned subsidiary, Medic Media, incorporated in the United Kingdom. Medic Media Inc.'s principle objective is to develop a major medical communications company in North America and Europe by providing reliable, authoritative, and up-to-date medical information for consumers and health-care professionals. The mission will be realized by using a range of information pathways, including a nationally-distributed health and medicine magazine, a broadcast television program and pages on the World Wide Web. Strategic partnerships have already been made with a leading retail pharmacist, health spas and advertising agencies, which will help to create a brand awareness for the Company's projects.

B. BASIS OF PRESENTATION: Financial statements are prepared on the accrual basis of accounting. Accordingly revenue is recognized when earned and expenses when incurred

C. CASH AND CASH EQUIVALENTS: For purposes of the statements of cash flows, the Company considers all short-term investments with maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Note 3.

NOTE 2 - USE OF OFFICE SPACE

The Company uses 1,000 square feet of space for its executive offices at 11 Waterloo Place, London, UK which it receives from one of its shareholder at no cost.

NOTE 3 - LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income.

The Company established its office in London, UK on November 18, 1996 when it began the initial development of its business plan. The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage.

As a result, the Company had from time of inception to April 30, 1998 no revenue and a net loss from operations of $31,450. As of April 30, 1998, the Company had a net capital deficiency of $12,450.

The company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with publishing its magazine and books, and producing its television program and web site. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. Medic Media, Inc. does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. The Company anticipates that its existing capital resources will enable it to maintain its current implemented operations for at least 12 months; however, full implementation of its business plan is dependent upon its ability to raise substantial funding. Management's plan is to move the Company toward profitability within five years, and to seek additional capital to fund further expansion of its operations.

                                   ----------------

The financial statements of the Company are set forth immediately following the signature page of this form 10.


Item 3.   DESCRIPTION OF PROPERTY

The company's administrative offices are located at 590 Madison Ave, New York, NY 10022 which are the offices of a major shareholder and are utilized free of charge. The company does not own or control any material property.


Item 4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets for the information, to the best knowledge of the Company as of April 30, 1998, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.


  Name and Address of         Amount and Nature of               Percent
   Beneficial Owner           Beneficial Ownership               of Class
   ----------------           --------------------               --------

Meichrisea Holdings Ltd.           2,400,000                       24%
25 Turnbulls Lane
Gibralar

Technology Finance Ltd.            3,950,000                       39.5%
Trafalgar House
11 Waterloo Place
London SW1Y 4AU

Note: The Company has been advised that each of the persons listed above has sole voting, investment, and dispositive power over the share indicated above. Percent of Class (third column above) is based on 10,000,000 shares of common stock outstanding on April 30, 1998.

                                   MEDIC MEDIA INC.

                            (A Development Stage Company)



Item 5.   DIRECTORS AND EXECUTIVE OFFICERS

                            Position(s) Held and
Name               Age      Duration of Service                  Family Relation
----------------   ---      -------------------                  ---------------

Basil R Parker     48       President and Director                    None
Linden J H Boyne   54       Secretary-Treasurer and Director          None


All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respects to the election of directors.

Set forth below is certain biographical information regarding the Company's executive officers and directors.

Basil R Parker has been President and director of the Company since 23rd June 1997. For the past seven years he has worked for Rosegold Ltd. Shopfittes and is currently Managing Director.

Linden J H Boyne has been Secretary-Treasurer and director of the Company since 1998. Since 1991 he has been Secretary of a number of companies principally Rosegold Ltd. Shopfitters.

To the knowledge of management, during the past five years, no present or former director or executive officer of the Company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him form or otherwise limiting, the following activities:

 MEDIC MEDIA INC.
(A Development Stage Company)

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in subsequently reversed, suspended, or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in connection therewith, directors, officers, and beneficial owners of more than 10% of the Company's Common Stock are required to file on a timely basis certain reports under Section 16 of the Exchange Act as to their beneficial ownership of the Company's Common Stock. The following table sets forth, as of the date of this report, the name and relationship of each person who is required to file on a timely basis any reports required pursuant to Section 16 of the Exchange Act:


         Name                         Position                Report to Be Filed
         ----                         --------                ------------------

Technology Finance Ltd.     10% or greater beneficial owner          Form 3

Meichrisea Holdings Ltd.    10% or greater beneficial owner          Form 3

Item 6.    EXECUTIVE COMPENSATION

SUMMARY

The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has not paid any salaries or other compensation to its officers, directors or employees for the year ended April 30,1998, nor at any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future.
It is intended that the Company's directors will forego any compensation until such time as an accusation or merger can be accomplished and will strive to have the business opportunity provide their remuneration. As of the date hereof, no person has accrued any compensation form the Company.

COMPENSATION TABLE: None; no form of compensation was paid to any officer or director at any time during the last two fiscal years.

CASH COMPENSATION
There was no cash compensation paid to any director or executive officer of the Company during the two fiscal years ended April 30, 1998.

MEDIC MEDIA INC.

(A Development Stage Company)

BONUSES AND DEFERRED COMPENSATION: None.

COMPENSATION PURSUANT TO PLANS: None.

PENSION TABLE: None.

OTHER COMPENSATION: None.

COMPENSATION OF DIRECTORS: None.


TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT:
There are no compensatory plans or arrangements of any kind, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

Item 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS.

To the best of Management's knowledge, during the fiscal year ended December 31, 1996 and 1997, there were no material transactions, or series of similar transactions, since the beginning the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Technology Finance Ltd. has advanced funds to pay for attorney's fees and accounting fees for the preparation of the Form 10, and will continue to advance such funds as needed for future reporting and compliance, for which it will be reimbursed by the Company when or if, funds become available to the Company. These Shareholder advances totaled nil in the fiscal years ended April 30, 1996 and 1997, and $23,850 since that date.


CERTAIN BUSINESS RELATIONSHIPS:

During the fiscal years ended April 30, 1997 and 1998, there were no material transactions between the Company and its management.

INDEBTEDNESS OF MANAGEMENT:

To the best of Management's knowledge, during the fiscal years ended April 30, 1996 and 1997, there were no material transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company to own of record or beneficially more than 5% of any class of the company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.


TRANSACTIONS WITH PROMOTERS:

To the best Knowledge of management, no such transactions exist.


Item 8.    LEGAL PROCEEDINGS

No legal proceedings are pending at this time.

Item 9.    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company is not aware of any quotations for its common stock, now or at any time within the past two years.

At April 30, 1998, there were approximately 149 holders of record of the issued and outstanding shares of Issuer's common stock.

Issuer has never paid a dividend on its outstanding equity.


Item 10.   RECENT SALES OF UNREGISTERED SECURITIES
No recent sales of unregistered securities at this time.

Item 11.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
No decryption of registrant's securities to be registered at this time.

Item 12.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
No indemnification of directors and officers at this time.

Item 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

FINANCIAL INFORMATION


                            REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Medic Media, Inc.

We have audited the accompanying balance sheet of Medic Media, Inc. as of April 30, 1998, and the related statements of income, cash flows and stockholders' equity, for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also incudes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medic Media, Inc. as of April 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has losses form operations and a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 3. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.


Peter J. Repetti
New York, New York
 June 11, 1998

                                  MEDIC MEDIA, INC.
                                    BALANCE SHEET

                                                   April 30, 1998
                                                   --------------
ASSETS

Current Assets
 Cash                                                  $     0
 Other Current Assets                                        0
                                                       -------

     Total Current Assets                                    0
                                                       -------

Other Assets                                                 0
                                                       -------

Total Assets                                           $     0
                                                       -------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
 Accounts Payable                                      $     0
  Accrued Expenses                                      12,450
                                                       -------

     Total Current Liabilities                          12,450
                                                       -------

Other Liabilities                                            0
                                                       -------

     Total Liabilities                                       0
                                                       -------

Stockholders' Equity
 Common Stock, $.001 par value,
 Authorized S25,000.000 Shares;
 Issued and Outstanding 10,000,000
  Shares                                                10,000
Additional Paid in Capital                               9,000
Deficit Accumulated During the Development Stage       (31,450)
                                                       -------

     Total Stockholders' Equity                        (12,450)
                                                       -------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $     0
                                                       -------

The accompanying notes are an integral part of these financial statements

                                  MEDIC MEDIA, INC.
                                   INCOME STATEMENT
                           FOR THE YEAR ENDED APRIL 30,1998



                                            For the Year       From
                                               Ended        Inception to
                                           April 30, 1998  April 30, 1998
                                           --------------  --------------

TOTAL REVENUES:                              $        0     $        0
                                             ----------     ----------
OPERATING EXPENSES:
  Accounting                                      2,400          2,400
  Legal                                          10,000         10,000
  Filing Fee                                         50             50
  Other Start Up Costs                                0         31,450
                                                 12,450
    Other Income                                       0              0
                                             ----------     ----------

NET LOSS                                        (12,450)       (31,450)
                                             ----------     ----------

NET LOSS PER SHARE                            (0.001245)     (0.032817)
                                             ----------     ----------


WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                       10,000,000      9,958,333
                                             ----------     ----------

                                 MEDIC MEDIA, INC.
                              STATEMENT OF CASH FLOWS
                          FOR THE YEAR ENDED APRIL 30,1998


                                              For the Year           From
                                                 Ended           Inception to
                                             April 30, 1998     April 30, 1998
                                             --------------     --------------

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                      $  (12,450)         $  (31,450)
                                              ----------          ----------
Adjustments to Reconcile Net Loss to
 Net Cash Used in Operating Activities:
  Changes in Assets and Liabilities
   Increase in Accounts Payable and
    Accrued Expenses                              12,450              12,450
                                              ----------          ----------

     Total Adjustments                            12,450              12,450
                                              ----------          ----------

Net Cash Used in Operating Activities                  0             (19,000)
                                              ----------          ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from Insurance of common Stock                0             (19,000)
                                              ----------          ----------

Net Cash Provided by Financing Activities              0                   0

Net Change in Cash                                     0                   0

Cash at Beginning of Period                            0                   0

Cash at End of Period                         $        0          $        0
                                              ----------          ----------

Supplemental Disclosure of Cash Flow Information
------------------------------------------------
  Cash Paid During the Period for
   Interest Expense                           $        0          $        0
                                              ----------          ----------

   Corporate Taxes                            $        0          $        0
                                              ----------          ----------


The accompanying notes are an integral part of these financial statements.

                                 MEDIC MEDIA, INC.
                         STATEMENT OF SHAREHOLDERS' EQUITY
                         FOR THE YEAR ENDED APRIL 30, 1998


                                Common Stock Issued                                             Total
                              -----------------------       Additional       Accumulated     Shareholders'
                                Shares     Per Value      Paid in Capital      Deficit          Equity
                                ------     ---------      ---------------      -------          ------
Issuance of 9,000,000
  shares November 18, 1996     9,000.000    $ 9,000            $    0        $      0         $  9,000

Issuance of 1,000,000
  shares December 29, 1996     1,000,000      1,000             9,000               0           10,000

Net Loss for the Period from
  Inception April 30, 1997             0          0                 0          19,000                0

Balance May 1, 1997           10,000,000    $10,000            $9,000        $(19,000)        $      0

Net Loss for the Year Ended
  April 30, 1998                       0          0                 0         (12,450)         (12,450)
                              ----------    -------            ------        --------         --------

Balance April 30, 1998        10,000,000    $10,000            $9,000        $(31,450)        $(12,450)
                              ----------    -------            ------        --------         --------




      The accompanying notes are an integral part of these financial statements.

                                   MEDIC MEDIA,INC.
                            NOTES TO FINANCIAL STATEMENTS
                                    APRIL 30, 1998


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A. DESCRIPTION OF COMPANY: Medic Media, Inc. ("the Company") is a for-profit corporation incorporated under the laws of the State of Delaware on November 18, 1996. The Company has one wholly owned subsidiary, Medic Media, incorporated in the United Kingdom. Medic Media Inc.'s principle objective is to develop a major medical communications company in North America and Europe by providing reliable, authoritative, and up-to-date medical information for consumers and health-care professionals. The mission will be realized by using a range of information pathways, including a nationally-distributed health and medicine magazine, a broadcast television program and pages on the World Wide Web. Strategic partnerships have already been made with a leading retail pharmacist, health spas and advertising agencies, which will help to create a brand awareness for the Company's projects.

B. BASIS OF PRESENTATION: Financial statements are prepared on the accrual basis of accounting. Accordingly revenue is recognized when earned and expenses when incurred

C. CASH AND CASH EQUIVALENTS: For purposes of the statements of cash flows, the Company considers all short-term investments with maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Note 3.


NOTE 2 - USE OF OFFICE SPACE

The Company uses 1,000 square feet of space for its executive offices at 11 Waterloo Place, London, UK which it receives from one of its shareholder at no cost.


NOTE 3 - LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income.

The Company established its office in London, UK on November 18, 1996 when it began the initial development of its business plan. The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage.

As a result, the Company had from time of inception to April 30, 1998 no revenue and a net loss from operations of $31,450. As of April 30, 1998, the Company had a net capital deficiency of $12,450.

The company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with publishing its magazine and books, and producing its television program and web site. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. Medic Media, Inc. does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. The Company anticipates that its existing capital resources will enable it to maintain its current implemented operations for at least 12 months; however, full implementation of its business plan is dependent upon its ability to raise substantial funding. Management's plan is to move the Company toward profitability within five years, and to seek additional capital to fund further expansion of its operations.

                                  -----------------


The financial statements of the Company are set forth immediately following the signature page of this form 10.


Item 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

No changes in and disagreements with accountants on accounting and financial disclosure.

Item 15.       EXHIBITS AND REPORTS ON FORM 8-K

(a) EXHIBITS AND INDEX OF EXHIBITS
The following exhibits are included in Item 13(c). Other exhibits have been omitted since the required information is not applicable to the registrant.


EXHIBIT                                                              PAGE

   3      Certificate of incorporation and by-laws                    19

  11      Statement re: computation of per share earnings             19


(b) REPORTS ON FORM 8-K
No Report on Form 8-K was filed during the fourth quarter of the period for which this Annual Report is filed.

(c) EXHIBITS

EXHIBIT 3: CERTIFICATE OF INCORPORATION AND BY LAWS

(a) Certificate of Incorporation of registrant consisting of:

    (i) Certificate of Incorporation dated November 18, 1996.

(b) Corporate by-laws of registrant are incorporated herein by reference to
    Exhibit 3(b) to registrant's Annual Report on Form 10=K for the year ended November 18, 1996.



EXHIBIT 11: STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                               Year ended April 30
                                                      1998
                                                  ------------

Net income (loss)                                 $   (12,450)
Average number of common shares outstanding        10,000,000
Net income (loss) per share of common stock
     (basic and diluted)                          $ (0.001245)


                                      SIGNATURES



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        ---------------------------------
                                        (Registrant)


                                        Date:
                                             ----------------------------

                                        By:
                                           ------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION, RESULTS OF OPERATIONS AND EXPIRATION OF
         COMMON STOCK EXCHANGE RIGHTS

The Company is considered a development stage company with no assets or capital and with no operations or income since approximately 1996. The costs and expenses associated with the preparation and filing of this registration statement and other operations of the Company have been paid for by shareholders of the Company, specifically Technology Finance Ltd. It is anticipated that the Company will require only nominal capital to maintain the corporate viability of the Company and necessary funds will most likely be provided by the Company's existing shareholders or its officers and directors in the immediate future. However, unless the Company is able to facilitate an acquisition of or merger with an operating business or is able to obtain significant outside financing, there is doubt about its ability to continue as a going concern.

In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

During the next twelve months, the Company will actively seek out and investigate possible business opportunities with the intent to acquire or merge with one or more business ventures. Because the Company lacks funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as a successful business consolidation can be made. Management intends to hold expenses to a minimum and to obtain on a contingency basis when possible. Further, the company's directors will forego any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration. However, if the Company engages outside advisors or consultants in its search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. As of the date hereof, the Company has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital. In the event the Company does need to raise capital most likely the only method available to the Company would be the private sale of its securities. Because of the nature of the Company as a development stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

The Company does not intend to use any employees, with the possible exception of part-time clerical assistance on an as-needed basis. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. Management is confident that it will be able to operate in this manner and continue its search for business opportunities during the next twelve months.



                 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of shareholders of the Company during the fiscal year ended April 30, 1998, nor since the time until the date of this Form 10 filing.

Item 8.   CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE

The Company has had no disagreements with its certified public accountants with respect to accounting practices or procedures or financial disclosure.




PART III
--------

Item 9.

Item 10.


Item 12.

Item 13.